UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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ALLEGHANY CORPORATION

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Alleghany

Supplemental Proxy Information Regarding Say on Pay Proposal April 15, 2014

Stockholder Meeting Date: April 25, 2014

We Are Requesting Your Support on Our Say on Pay Proposal

In prior years, our stockholders have shown strong support for our Say on Pay proposals, with approval rates of over 96% in both 2013 and 2012

All changes made in 2013 are stockholder friendly and do not warrant a change in support

Glass, Lewis & Co., Inc., has recommended a vote for the Say on Pay proposal citing “alignment of pay with performance”

ISS Proxy Advisory Services (“ISS”) has recommended a vote against the Say on Pay proposal. ISS asserts a “pay for performance” disconnect based upon a “high concern” Relative Degree of Alignment (“RDA”) result and certain qualitative factors

ISS’s 2014 “high concern” result is essentially the result of a single quarter (4Q’13). During 1Q’14 Alleghany’s stock price outperformed its ISS peers and the S&P 500

P&C index

Alleghany’s Board strongly believes the executive compensation program appropriately links pay with performance and is aligned with Alleghany’s stockholder interests

Alleghany 2

Alleghany’s Track Record of Creating Stable Long Term Stockholder Value

Focus on book value per share growth

Long-term conservative orientation

Track record of stable returns leads to out performance

Indexed Performance

2003 - 2008

2008 - 2013

2003 – 2013

Alleghany BVPS

+50%

+55%

+132%

Alleghany Price

+40%

+51%

+111%

S&P 500

-10%

+128%

+104%

S&P 500 P&C Index

-13%

+103%

+77%

(%)

300 250 200 150 100 50

2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013

Alleghany has outperformed the S&P 500 and peers over the past ten years and held up better versus peers and the market in the 2008 crisis

Source: Bloomberg

(1) Alleghany price, S&P 500 and S&P 500 P&C Index calculated on a total return basis

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Alleghany’s Executive Compensation Program

What We Do

Align executive interests with stockholder interests and incent executives to create and preserve value over the long-term

Link majority of compensation for executive officers to performance (80% for CEO)

Cap individual awards at reasonable levels under our annual and long-term incentive plan

Require our officers to own a substantial amount of our common stock (5x base salary for CEO)

Discourage imprudent risk taking through a compensation clawback policy applicable to our NEOs

What We Do Not Do

Incent executives to generate short-term stock price gains not based on fundamental value creation

No executive officer receives more than $10,000 in perquisites or other personal benefits

No stock option grants

NEOs are prohibited from hedging or pledging Alleghany securities they hold

No excise tax gross-ups

No accelerated vesting upon a termination without cause

Alleghany’s executive compensation program supports its strategic objective of increasing common stockholders’ equity per share at rates of 7-10% over the long term without employing excessive amounts of financial leverage and without taking imprudent risks

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Alleghany’s CEO Compensation Plan Is Highly Performance Based

Component Description 2013 % CEO Compensation % Performance Based

Long-Term Incentive Plan (“LTIP”)

Directly tied to book value per share growth achievement

No payout if growth <5%

52%

80%

100%

Annual Incentive Plan (“MIP”)

Limited by pre-tax earnings achievement and max award amount of $2.0 million

Can be adjusted down (but not up) based on individual performance

28%

100%

Salary

Essentially flat since 2011

17%

N/A

All Other

Primarily savings benefit plan

3%

N/A

Performance related compensation amounted to 80% of CEO compensation in 2013

CEO total compensation was essentially flat since 2011 while book value per share increased 8.9% in 2013 and 10.8% in 2012

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ISS Analysis Raises Four Key Factors

ISS Factor Description Alleghany Response

RDA Test “High Concern” Result

Three year time period ending 12/31/13 relative total stockholder return vs. average CEO pay fell out of “aligned” range at year-end

Alleghany’s performance over the past decade has been strong, outpacing the market

4Q “high concern” essentially the result of one quarter

CEO pay is “highly” aligned with long-term performance

Annual Incentive Plan (“MIP”)

Individual award metrics lacking

Single reward opportunity

Changes to plan in 2013 served to further align pay with performance

Individual awards under our short and long-term incentive plans are “capped”

Catastrophe Losses Treatment

Initial ISS report mistakenly assumed funding excluded average cat losses

ISS “corrected” report still implies average cat losses in a given year wouldn’t be factored in

Incentive pool funding approach includes average cat losses

An above average cat year would impact the next four years’ incentive pool calculations

All cat losses are charged against plan

LTIP

Not a concern

Viewed as positive by ISS

Changes to plan increase performance alignment and rigor

Alleghany 6

ISS’s RDA Is an Arbitrary Way to Judge Performance

RDA Results Generated “Low Concern” for Both the Ten Year Period and as of 2012

Ten Year RDA(1)

Performance 100%

50% 0%

0% 50% 100%

Pay

12/31/12 ISS RDA(2)

Performance

100% 50% 0%

0% 50% 100% Pay

ISS RDA 4Q “High Concern” Is Essentially the Result of a Single Quarter

9/30/13 ISS RDA(3)

Performance 100% 50% 0%

0% 50% 100%

Pay

12/31/13 ISS RDA

Performance

100% 50% 0%

0% 50% 100% Pay

Source: Bloomberg, Peer Proxy Statements and ISS. (1) Ten year pro forma RDA analysis conducted using ISS’s methodology and defined peer set but over a 10 year period. Peer total compensation figures sourced from ISS when available or in periods not available, sourced from peer company proxy statement summary compensation tables. Peers not public at beginning of period excluded. (2) As per ISS recommendation from 3 year period ending December 31, 2012. (3) September 30, 2013 replicated as per ISS analysis using same peer set.

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ISS’s Five Year Absolute Alignment Chart Shows Alleghany’s Proxy Reported CEO Pay is Well Aligned with Performance

Five Year Pay – Total Shareholder Return Alignment

6,612 5,636 7,392 7,335 7,444

2008 2009 2010 2011 2012 2013

CEO Pay ($000)

Indexed TSR

Fiscal Year 2009 2010 2011 2012 2013 CAGR 2009 - 2013(%)

Proxy Reported CEO Pay ($000) 6,612 5,636 7,392 7,335 7,444 3.0%

Indexed TSR 100 113 107 126 151 10.8%

Excess annual stockholder return above CEO pay increases 7.8%

Source: ISS

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Changes in Executive Compensation Program in 2013

Increase Performance Alignment

Target for annual book value per share growth under LTIP increased from 6% to 7% and increased threshold from 3.5% to 5%

Eliminated S&P relative out-performance adjustment from LTIP

Removed upside leverage in MIP

Reduce Non-Performance Items

Froze retirement plan

Eliminated post-retirement medical plan

ISS recommended a vote “For” of Alleghany’s 2012 executive compensation program

2013 changes were the result of a review by the Compensation Committee in consultation with its independent outside consultant

All 2013 changes increased alignment with long-term stockholder value creation and reduced non-performance-related items

Alleghany 9

2013 Changes in Annual Incentive (MIP)

The target and maximum incentive opportunity approach under the MIP was eliminated for all participants in favor of a single incentive opportunity target, which was capped in dollar terms at $4.5 million in 2013 in aggregate for all NEOs The change eliminated the upside leverage potential under the MIP, which is a design feature that some characterize as having the potential to encourage imprudent short-term risk taking Payouts under the revised MIP are subject to meaningful limitations: (1) Total payouts can’t exceed 3% of pre-tax earnings (2) 2013 awards were capped at the lesser of 3% or pre-tax earnings or $4.5 million in aggregate for all NEOs(1) and $2.0 million for the CEO

Alleghany’s Compensation Committee has discretion to decrease incentive awards based on overall corporate performance or individual performance but not to increase them

(1) Five most senior NEOs.

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MIP Holds Management Accountable for All Catastrophe Losses

Cat Loss Treatment in MIP

One of the key factors identified by ISS in its initial report contained a serious factual error

“Corrected” report implies above average cat losses are excluded

Average aggregate cat losses of approximately $400 million were included in the 2013 incentive pool funding calculation

Such average losses were deducted from 2013 pre-tax earnings in place of actual 2013 cat losses

Rather than encourage short-term risk-taking, actual losses become part of the average calculation for four years, holding management accountable for all cat losses

2013 MIP Deduction for Cat Losses

($ millions)

($78)

($400)

4 year average (used for bonus pool calculation)

2013 actual

$322 million additional deduction beyond actual losses deducted from bonus pool calculation in 2013

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